As filed with the Securities and Exchange Commission on August 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SELECTA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1622110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

65 Grove Street Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip code)

Selecta Biosciences, Inc. 2016 Incentive Award Plan

Selecta Biosciences, Inc. 2016 Employee Stock Purchase Plan

(Full title of the plan)

Carsten Brunn, Ph.D.

President and Chief Executive Officer

Selecta Biosciences, Inc.

65 Grove Street

Watertown, Massachusetts 02472

(Name and address of agent for service)

(617) 923-1400

(Telephone number, including area code, of agent for service)

Copies to:

Brian K. Rosenzweig

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

(212) 841-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 1,530,424 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Selecta Biosciences, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2016 Employee Stock Purchase Plan (the “ESPP”) and an additional 6,121,697 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2016 Incentive Award Plan (the “Incentive Plan”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

•	The Registrant’s definitive proxy statement on Schedule 14A for the 2023 annual meeting of stockholders, filed with the Commission on April 28, 2023;

•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 2, 2023;

•	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the Commission on May 4, 2023 and August 17, 2023, respectively;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 9, 2023, March 21, 2023, April 4, 2023, and June 16, 2023; and

•

The description of the Registrant’s Common Stock contained in Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 2, 2023, and any amendment or report filed with the Commission for the purpose of updating such description; and

•

The Registrant’s Registration Statements on Form S-8 (File Nos. 333-212215, 333-224109, 333-239075, 333-256061 and 333-264691) filed with the Securities and Exchange Commission, relating to the ESPP and the Incentive Plan.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description

4.1(a)	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on June 29, 2016)

4.1(b)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 21, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on June 21, 2022)

4.2	Amended and Restated By-laws of the Registrant dated August 19, 2022 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37798) filed on August 22, 2022)

5.1+	Opinion of Covington & Burling LLP, counsel to the Registrant

23.1+	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2 +	Consent of Covington & Burling LLP (included in Exhibit 5.1)

24.1+	Power of attorney (included on signature pages below)

99.1	Selecta Biosciences, Inc. 2016 Incentive Award Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-2111555) filed on June 8, 2016)

99.2	Selecta Biosciences, Inc. 2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-211555) filed on June 8, 2016)

107.1+	Filing Fee Table

+ Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on this 17th day of August, 2023.

SELECTA BIOSCIENCES, INC.

By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer, and Director

POWER OF ATTORNEY

We, the undersigned officers and directors of Selecta Biosciences, Inc. (the “Company”), hereby severally constitute and appoint the Chief Executive Officer of the Company, who is currently Carsten Brunn, Ph.D., and the Chief Financial Officer of the Company, who is currently Blaine Davis, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Carsten Brunn, Ph.D.	President and Chief Executive Officer, and Director	August 17, 2023
Carsten Brunn, Ph.D.	(Principal Executive Officer)

/s/ Blaine Davis	Chief Financial Officer	August 17, 2023
Blaine Davis	(Principal Financial and Accounting Officer)

/s/ Timothy C. Barabe	Director	August 17, 2023
Timothy C. Barabe

/s/ Carrie S. Cox	Chairman of the Board	August 17, 2023
Carrie S. Cox

/s/ Nishan de Silva, M.D.	Director	August 17, 2023
Nishan de Silva, M.D.

/s/ Scott D. Myers	Director	August 17, 2023
Scott D. Myers

/s/ Aymeric Sallin	Director	August 17, 2023
Aymeric Sallin

/s/ Timothy Springer, Ph.D.	Director	August 17, 2023
Timothy Springer, Ph.D.

/s/ Patrick Zenner	Director	August 17, 2023
Patrick Zenner